EXHIBIT 23.2








                             MCGLADREY & PULLEN, LLP
                  Certified Public Accountants and Consultants



                          INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in the December 20, 1995 Form 8-K of First Midwest Bancorp, Inc., of our report dated July 28, 1995 with respect to the financial statements included in the Form 10-K Annual Report of CF Bancorp, Inc. for the fiscal year ended June 30, 1995.



                             McGLADREY & PULLEN, LLP




Davenport, Iowa
January 5, 1996